UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2011

Motricity, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34781	20-1059798
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)
601 108th Avenue Northeast
Suite 800
Bellevue, WA 98004
(Address of Principal Executive Offices, including Zip Code)
(425) 957-6200
(Registrant's Telephone Number, including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
We are filing this Amendment No. 1 on Form 8-K/A to the Current Report on Form 8-K dated January 5, 2012 (“Original 8-K”) of Motricity, Inc. (the “Company”) to correct one scrivener's error in the Original 8-K. The sentence in Item 1.02 of the Original 8-K relating to revenue share should read: “The Company and XL agreed that the Company is entitled to receive its contractual revenue share through December 31, 2011.” With the exception of the correction of such scrivener's error, no other information in the Original 8-K has been corrected or amended in this Amended 8-K. This Amended 8-K restates the Original 8-K in its entirety.

Item 1.02	Termination of a Material Definitive Agreement.
On December 31, 2011, Motricity, Inc. (the “Company”), through two of its subsidiaries, mCore International, Inc. (“mCore”) and PT Motricity Indonesia (“Motricity Indonesia”), agreed to terminate its relationship with PT XL Axiata Tbk (“XL,” and together with mCore and Motricity Indonesia, the “Parties”). The termination followed negotiations relating to the continued business relationship among the Parties and XL's indication that it wished to exit its relationship with the Company, as a result of among other things changes in XL's business and strategy and XL's re-evaluation of the economic viability of the contractual relationship. The Parties terminated several agreements pursuant to which the Company provided XL with mobile data and related services in Indonesia. The terminated agreements include (i) the Software License and Maintenance Agreement dated March 18, 2010, by and among mCore and XL (“License Agreement”), (ii) the System Supply Integration and Managed Services Agreement dated August 31, 2010 by and among XL and Motricity Indonesia (the “SSIA Agreement”), (iii) the Hosting Agreement dated June 1, 2011 by and among XL and Motricity Indonesia (the “Hosting Agreement”) and (iv) the Master Services Agreement dated June 1, 2011 by and among XL and Motricity Indonesia (the “E&C Agreement” and together with the License Agreement, the SSIA Agreement and the Hosting Agreement, the “XL Agreements”). The License Agreement and the SSIA Agreement were terminated effective December 31, 2011 and the Hosting Agreement and the E&C Agreement are being terminated effective February 29, 2012. Following the termination, the Company is reviewing its agreements with other carrier customers in Asia and re-evaluating its operations in the region.
In 2010 and the first nine months of 2011, XL accounted for 13% and 11%, respectively, of the revenue to the Company.
The Company and XL agreed that the Company is entitled to receive its contractual revenue share through December 31, 2011. In addition the Company will receive a cash payment from XL to compensate the Company for software license fees that would otherwise have been due under the XL Agreements. All other payments that would otherwise have been due under the XL Agreements have been waived by both Parties resulting in a net benefit for the Company.
No material relationship exists between the Company or its affiliates and XL except in connection with the XL Agreements.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTRICITY, INC. (Registrant)

January 9, 2012	By:	/s/ James R. Smith, Jr.
(Date)		James R. Smith, Jr. Interim Chief Executive Officer